UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 7, 2007

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Formerly, HYPERSPACE COMMUNICATIONS, INC.)

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2007, MPC Corporation’s Board of Directors adopted a form of Restricted Stock Unit Notice of Grant (the “Notice of Grant Form”) for use in connection with grants of restricted stock units under the company’s 2004 Equity Incentive Plan (the “Plan”). The Plan is administered by the Board or a committee of the Board. The Notice of Grant form covers the terms under which restricted stock units ordinarily will be issued to officers and employees. Vesting schedules will be determined by the Board in connection with each grant. The Notice of Grant Form provides for accelerated vesting in the event of certain corporate transactions including mergers, consolidations or sale of substantially all company assets. The Notice of Grant Form is attached hereto as Exhibit 99.1 and the description of such Notice of Grant Form included herein is qualified in its entirety by reference to such document.

Also on February 7, 2007, MPC Corporation’s Board of Directors approved the grant of 150,000 Restricted Stock Units each to John P. Yeros, President and CEO of MPC Corporation and Jeffrey F. Fillmore, Sr. VP and COO of MPC Computers, LLC, one of MPC Corporation’s subsidiaries.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Form of Restricted Stock Unit Notice of Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: February 13, 2007	By: /s/ Michael R. Whyte Michael R. Whyte Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Restricted Stock Unit Notice of Grant